Exhibit 5.2

June 30, 2023

Metals Acquisition Limited

3rd Floor

44 Esplanade

Jersey

JE4 9WG

Re:	Metals Acquisition Limited Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as United States counsel to Metals Acquisition Limited, a limited company incorporated under the laws of Jersey, Channel Islands (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form F-1 of the Company (the “Registration Statement”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including a related prospectus (the “Prospectus”) relating to the resale by certain selling securityholders of:

(a) up to 54,803,246 of the Company’s ordinary shares, par value $0.0001 per share (“Ordinary Shares”), comprising (i) up to 22,128,695 Ordinary Shares issued to certain selling securityholders in connection with the Company’s business combination, (ii) up to 22,951,747 Ordinary Shares issued to certain selling securityholders pursuant to the private placements of Ordinary Shares consummated by the Company, (iii) up to 6,535,304 Ordinary Shares that may be resold upon exercise of 6,535,304 outstanding private placement warrants, which are exercisable at a price per share of $11.50 (the “Private Warrants”), and (iv) up to 3,187,500 Ordinary Shares issuable upon the exercise of 3,187,500 outstanding private warrants by the holder thereof, which are exercisable at a price per share of $12.50; and

(b) 6,535,304 Private Warrants.

The Private Warrants were issued pursuant to a Private Placement Warrants Purchase Agreement, dated July 28, 2021 (the “Warrant Agreement”), between Metals Acquisition Corp, a Cayman Islands exempted company, the Company’s predecessor (“MAC”), and Continental Stock Transfer & Trust Company, as warrant agent.

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with this opinion letter, we have examined and relied upon the Registration Statement, the Prospectus, the Warrant Agreement, the Agreement and Plan of Merger, dated May 22, 2023, between MAC and the Company (the “Merger Agreement”), pursuant to which MAC merged with and into the Company, with the Company continuing as the surviving company (the “Merger”), and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

Metals Acquisition Limited

June 30, 2023

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of the Warrant Agreement and all agreements, instruments, corporate records, certificates and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (viii) that the Company is a validly existing entity in the jurisdiction of its organization, in good standing in each applicable jurisdiction and has the power and authority to execute and deliver, and to perform its obligations under, the Warrant Agreement  and Merger Agreement and that such execution, delivery and performance does not violate any provision of the certificate of incorporation (or equivalent formation document) of the Company; (ix) that the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (x) that the Private Warrants are in the form of the warrant specimen; and (xi) that the Warrant Agreement has been duly assumed by the Company in the Merger. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Private Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York, except as such enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally including, without limitation, fraudulent transfer or fraudulent conveyance laws; (ii) public policy considerations, statutes or court decisions that may limit rights to obtain exculpation, indemnification or contribution (including, without limitation, indemnification regarding violations of the securities laws and indemnification for losses resulting from a judgment for the payment of any amount other than in United States dollars); (iii) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law; and (iv) the effect of possible judicial action giving effect to foreign governmental actions or foreign law.

With regard to our opinion above: (i) our opinion is subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought; (ii) we express no opinion as to any provision of the Private Warrants, that (a) provides for liquidated damages, buy-in damages, monetary penalties, prepayment or make-whole payments or other economic remedies to the extent such provisions may constitute unlawful penalties, (b) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, or procedural rights, (c) restricts non-written modifications and waivers, (d) provides for the payment of legal and other professional fees where such

Metals Acquisition Limited

June 30, 2023

payment is contrary to law or public policy, (e) relates to exclusivity, election or accumulation of rights or remedies, (f) authorizes or validates conclusive or discretionary determinations, or (g) provides that provisions of the Private Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and (iii) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Private Warrants.

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof. [We express no opinion to the extent that, future issuances of securities of the Company, including the shares underlying the Private Warrants and/or anti-dilution adjustments to outstanding securities of the Company, may cause the Private Warrants to be exercisable for more Ordinary Shares than the number that then remain authorized but unissued.]This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters”. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP